UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2014

Aradigm Corporation

(Exact Name of Registrant as Specified in its Charter)

California	000-28402	94-3133088
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3929 Point Eden Way, Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the termination of its royalty financing arrangement with certain lenders effective as of February 28, 2014, Aradigm Corporation (the “Company”) entered into an Assignment, Assumption, Waiver and Consent Agreement, with Aradigm Royalty Financing LLC (a wholly owned subsidiary of the Company), R&D Bauer Ventures, LP and SG-PBS LLC and U.S. Bank National Association, as Agent (the “Assignment”), pursuant to which the Company transferred its right to receive certain secured royalties from net sales of the SUMAVEL DosePro needle free-delivery system to R&D Bauer Ventures, LP and SG-PBS LLC (the “Assignees”) in return for the release of certain obligations to the Assignees. The Assignment and related notice were executed by the parties thereto as of March 4, 2014.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Assignment, Assumption, Waiver and Consent Agreement, by and among Aradigm Royalty Financing LLC, the Company, R&D Bauer Ventures, LP and SG-PBS LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Date: March 7, 2014	By:	/s/ Nancy Pecota
Name: Nancy Pecota
Title: Vice President, Finance and Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment, Assumption, Waiver and Consent Agreement, by and among Aradigm Royalty Financing LLC, the Company, R&D Bauer Ventures, LP and SG-PBS LLC.